UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2012

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

4001 204th Street SW, Lynwood, Washington	98036
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer

On August 20, 2012, Marc Stolzman, Chief Financial Officer and Corporate Secretary of Zumiez Inc. (the “Company”), gave notice of his decision to leave the Company effective as of a transition date to be determined but no later than September 14, 2012 to pursue other opportunities

(c) Appointment of Chief Financial Officer

Effective as of August 23, 2012, the Company appointed Christopher Work as the Company’s new Chief Financial Officer and acting Corporate Secretary. Mr. Work had served as the Company’s Vice President, Controller.

Christopher Work, age 33, has been employed with the Company since October 2007, where he last served as Vice President, Controller. From September 2002 to October 2007 Mr. Work was an employee of Ernst & Young LLP, obtaining the level of Manager. Mr. Work received a Master of Professional Accounting from the University of Washington and a B.A. in Accountancy from Western Washington University. Mr. Work is a Certified Public Accountant in the State of Washington.

In connection with Mr. Work’s promotion, his annual base salary will be increased to $210,000. Mr. Work will also participate in the Company’s short-term cash based incentive program and will be eligible to receive annual grants of equity, consistent with the Company’s long term equity based incentive program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: August 23, 2012	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer